UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2016, the Board of Directors of New York Community Bancorp, Inc. (the “Company”) adopted amendments to the Company’s bylaws, in the form of the Company’s Amended and Restated Bylaws (the “Bylaws”), to amend the existing provisions of “proxy access” (i.e., allowing eligible stockholders to include their own nominees for director in the Company’s proxy materials along with the Board-nominated candidates).

The following general description of the proxy access provisions of the Bylaws is qualified in its entirety by reference to the text of the Bylaws, a copy of which is included as Exhibit 3(ii) to this report and incorporated by reference herein.

The proxy access provisions of the Bylaws were amended to permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of the Company’s outstanding common stock (the “Minimum Number”) for at least the previous three years to include a specified number of director nominees in the Company’s proxy materials for an annual meeting of stockholders. An eligible stockholder is considered to own only the shares for which the stockholder possesses full voting and investing rights of, and full economic interest in, at least the Minimum Number through the date of the annual meeting. Additionally, an eligible stockholder’s ownership of shares shall be deemed to continue during any period in which the eligible stockholder has loaned such shares provided that the eligible stockholder has the power to recall such loaned shares on five business days’ notice, has recalled such loaned shares as of the date of the nomination notice, and continues to hold such shares through the date of the annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit 3(ii)    Bylaws (Amended and Restated as of December 20, 2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene Angarola
Ilene Angarola
Executive Vice President, and Director, Investor Relations

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3(ii)	Bylaws of the Company (Amended and Restated as of December 20, 2016)